UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 6, 2006

SONICWALL, INC.
(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation)	000-27723 (Commission File Number)	77-0270079 (I.R.S. Employer Identification Number)
1143 Borregas Avenue
Sunnyvale, California 94089
(408) 745-9600
(Address, including zip code and telephone number, of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On February 8, 2005, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of SonicWALL, Inc. (the “Registrant”) adopted a bonus plan for employees of the Registrant including, Executive Officers and the Chief Executive Officer, for fiscal year 2005 (the “Plan”). On February 6, 2006, the Committee elected to amend the Plan as described herein.
Under the terms of the Plan as adopted in 2005, the Committee approved a bonus pool budget (the “Bonus Pool”) from which payments to participants would be made based upon company and individual performance. For fiscal year 2005, the Committee selected total revenues, earnings per share on a pro-forma basis and free operating cash flow as the defined company performance measurements for the release of bonus pool payments. When Registrant performance with respect to each of these measurements equaled or exceeded each of the minimum performance thresholds, 80% of the Bonus Pool would be released. When Registrant performance equaled or exceeded each of the targeted performance thresholds, 100% of the Bonus Pool would be released. When Registrant performance exceeded each of the targeted performance thresholds, the Bonus Pool is increased based upon a predetermined formula associated with total revenues and earnings per share on a pro-forma basis up to a maximum of 200% of the total bonus pool.
The Plan adopted in February 2005 provided that each Registrant performance measurement must equal or exceed 80% of the target performance goal in order for the minimum Bonus Pool to be released. Because performance in two of the three performance categories is above the targeted performance threshold, and because the performance in one of those three performance categories is significantly in excess of the targeted performance threshold, the Committee determined that it would be unfair to employees and Executive Officers to pay no Plan bonus even though performance in the third performance category was below the minimum payout threshold. Accordingly, the Committee amended the Plan to provide for a minimum payout threshold based upon a blended average of all three performance categories. The Committee then applied its discretion and reduced the total Bonus Pool, as it deemed fair and appropriate. The other features of the Plan as described above remained unchanged.
Pursuant to the amendment, the named Executive Officers of the Registrant received the following amounts under the Plan: Robert D. Selvi (Vice President & Chief Financial Officer) received $72,500; Frederick M. Gonzalez (Vice President, General Counsel and Corporate Secretary) received $45,000; Robert B. Knauff (Vice President, Finance, Corporate Controller and Chief Accounting Officer) received $45,000. All other employees participating in the Plan received, in the aggregate, $966,955.
Although the efforts of Matthew Medeiros, the Registrant’s President and Chief Executive Officer, were deemed by the Committee to be a significant component in the Company’s achieving performance above the targeted thresholds on two of three performance categories, the Committee decided to provide no Plan bonus to the Chief Executive Officer because doing so would be inconsistent with the original terms of the Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONICWALL, INC
By:	/s/ Robert D. Selvi
Chief Financial Officer

Dated: February 10, 2006